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                                                                  EXHIBIT 10.57


                       LOAN AGREEMENT AND PROMISSORY NOTE


$1,000,000,000                                                 [month day, 1999]


     For value received, WILLIAMS COMMUNICATIONS, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of THE WILLIAMS COMPANIES, INC. (the "Lender"), the aggregate principal amount of $1,000,000,000 in immediately available funds at the main office of Lender, together with interest on the unpaid principal amount at the rate set forth below, according to the repayment terms set forth below.

         1. REPAYMENT.

         (a) Mandatory Repayment. The Borrower agrees to repay principal to the Lender according to the amortization schedule attached hereto as Exhibit A.

         (b) Optional Repayment. The Borrower may prepay amounts due under this Loan Agreement and Promissory Note at any time and may make partial prepayments from time to time without penalty.

         2. INTEREST.

         (a) Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed at a Eurodollar rate per annum plus 2.25 percent. The interest rate will be a fixed rate for the entire calendar month commencing on the first calendar day of the month and ending on the last calendar day of the month. The Borrower shall pay interest on the unpaid principal amount monthly on the 25th day of each month and on the date of payment in full.

         (b) Any amount not paid when due shall bear interest, from the date on which such amount is due until such amount is paid in full, at a rate per annum equal to the sum of the rate per annum required to be paid on such amount plus two percent per annum.


         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants as follows:

         (a) Borrower is a corporation duly incorporated and existing in good standing under the laws of the state of Delaware, is duly qualified to do business

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     and is in good standing in every state where the nature or extent of its business or properties requires it to be qualified to do business, except where such failure is not reasonably likely to have a material effect on Borrower's ability to conduct business, and has the power and authority to own its properties and carry out its business as now being conducted.

         (b) The execution, delivery, and performance of the terms of this Loan Agreement and Promissory Note are within Borrower's corporate powers, have been duly authorized, and do not contravene any applicable law, its certificate of incorporation, bylaws, or any other contract, agreement, or undertaking to which it is a party or by which it is bound.

         (c) Borrower has good and marketable title to all real property and good and indefeasible title to all material personal property purported to be owned by it and reflected in its most recent financial statements, dated March 31, 1999. Borrower's assets are subject to no liens except (i) liens given by Borrower in connection with its Asset Defeasance Program;
     (ii) liens for taxes being contested in good faith; (iii) carriers', warehousemen's, materialmen's, and mechanics' liens and other similar liens imposed by law and arising in the ordinary course of business in connection with Borrower's operations; and (iv) purchase money security interests in discrete items of equipment.

         4. EVENTS OF DEFAULT. Borrower shall be in default of its obligations under this Loan Agreement and Promissory Note upon the occurrence of any one of the following events ("Events of Default"):

         (a) Failure to comply with any material term, condition, or provision of this Loan Agreement and Promissory Note;

         (b) Any representation or warranty made by Borrower proves to have been incorrect in any material respect when made;

         (c) Borrower makes a general assignment for the benefit of creditors or commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law;

         (d) The appointment of a receiver, trustee, or other similar official for all or substantially all of Borrower's property or assets, or the filing of a bankruptcy petition against Borrower in a court of competent jurisdiction that commences an involuntary case under any applicable bankruptcy, insolvency, or other similar law, which appointment or petition is not dismissed within sixty (60) days;

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         (e) The making of any levy, seizure, or attachment of or on any of
     Borrower's asset or any portion thereof, or the issuance of any injunction with respect to the use or sale of Borrower's assets or any portion thereof.

         5. REMEDY UPON DEFAULT. If any Event of Default shall have occurred, Lender may declare all or any part of the outstanding obligations under this Loan Agreement and Promissory Note immediately due and payable.

         6. NO WAIVER. Lender shall not be deemed to have waived any of its rights under this Loan Agreement and Promissory Note or any other agreement, instrument, or paper unless such waiver shall be in writing and executed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.

         7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regard to its choice of law principles.

         8. ASSIGNMENT AND MODIFICATION. This Loan Agreement and Promissory
Note is binding upon the parties and their respective successors and permitted assigns. Borrower may not assign its rights or delegate its duties under this Loan Agreement and Promissory Note without the prior written consent of Lender. This Agreement cannot be changed, modified, or assigned except in a writing signed by both the Lender and Borrower.

         9. COSTS. Borrower agrees to pay all costs, including reasonable attorneys' fees, incurred by the holder in enforcing payment hereof.


                                       WILLIAMS COMMUNICATIONS, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

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                                   EXHIBIT A

                             AMORTIZATION SCHEDULE


         Year Ending                           Amount Due
         -----------                           ----------

         12/31/99                                        0
         12/31/00                              $12,500,000
         12/31/01                              $25,000,000
         12/31/02                              $25,000,000
         12/31/03                              $25,000,000
         12/31/04                              $25,000,000
         12/31/05                              $25,000,000
         12/31/06                             $862,500,000

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